Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Greater Atlantic Financial Corp.


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-76169 and 333-92342) of Greater Atlantic Financial Corp. of our report dated January 12, 2009, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



                                                     /s/ BDO Seidman, LLP

Richmond, Virginia
January 12, 2009